Exhibit 8.1 Subsidiaries and Affiliated Companies

Buhrmann's major subsidiaries and affiliated companies are specified below, all 100% owned unless indicated otherwise. A complete list of subsidiaries and affiliated companies is available for inspection upon request at the Buhrmann Corporate Centre at Hoogoorddreef 62, 1101 BE Amsterdam ZO, The Netherlands (tel. +31-20-651 11 11).

Office Products North America Division

USA
Corporate Express, Inc.	Broomfield, CO
Imaging & Graphic Supplies	Deerfield Beach, FL
Specialty Business Group	Buffalo Grove, IL
—ASAP Software Express, Inc.	Chicago, IL
—Trivial Information S.A. (HIS)	St. Ouen (France)
—Corporate Express Document & Print Management, Inc.	Omaha, NE
—Corporate Express Promotional Marketing, Inc	St. Louis, MO
Midwest Group	Minnetonka, MN
—Illinois Division	Chicago, IL Elk Grove Village, IL
—Indiana Division	Indianapolis, IN
—Michigan Division	Warren, MI
—Minnesota Division	Plymouth, MN Arden Hills, MN
—Ohio Division	Westerville, OH Cincinnati, OH
—Pittsburgh Division	Pittsburgh, PA
—Wisconsin Division	Wauwatosa, WI
Northeast Group	Somerset, NJ
—Connecticut Division	Stratford, CT
—East Pennsylvania Division	Philadelphia, PA New Castle, DE
—New England Division	Needham, MA Lawrence, MA
—New York/New Jersey Division	New York, NY Whippany, NJ
Southeast Group	Alpharetta, GA
—Georgia Division	Atlanta, GA
—Mid-Atlantic Division	Elkridge, MD Springdale, MD
—Mid-South Division	Memphis, TN
—North Florida Division	Tampa, FL Orlando, FL
—South Atlantic Division	Henderson, NC
—South Florida Division	Miami, FL
West Group	Pleasanton, CA
—Alaska Division	Anchorage, AK
—Arizona Division	Phoenix, AZ
—New Mexico Division	Albuquerque, NM
—North California Division	Hayward, CA Newark, CA
—Oregon Division	Portland, OR
—Rocky Mountain Division	Salt Lake City, UT
—South California Division	Rancho Dominquez, CA Compton, CA
—Washington Division	Renton, WA
Central Group	Louisville, CO
—Colorado Division	Aurora, CO
—Kansas City Division	Kansas City, MO
—Louisiana Division	Baton Rouge, LA
—North Texas Division	Coppell, TX Arlington, TX
—Oklahoma Division	Tulsa, OK
—South Texas Division	Houston, TX
—St. Louis Division	St. Louis, MO
Canada
Corporate Express Canada, Inc.	Mississauga, ON
—Atlantic Division	Halifax, NS
—British Columbia Division	Vancouver, BC
—Northern Alberta Division	Edmonton, AB
—Ontario Division	Mississauga, ON
—Quebec Division	Boucherville, QC
—Southern Alberta Division	Calgary, AB
Office Products Europe Division
Austria
Corporate Express GmbH & Co.	Wels
Belgium
Corporate Express Belgium NV	Kontich
Samas Universal Office Supplies Belgium NV	Wemmel
France
ANFA S.A.	Bondoufle
Germany
Corporate Express Deutschland GmbH & Co. Vertriebs K.G.	Stuttgart
Aspa Deutschland GmbH
Elze & Henniger Aspa Büro Center GmbH
F + D Aspa Büro Center GmbH
Klippel Aspa Büro Center GmbH
Hungary
Corporate Express Hungaria Kereskedelmi Kft	Budapest
Ireland
Corporate Express (Ireland) Ltd.	Dublin
Universal Wave Office Supplies Ltd
Italy
Corporate Express SpA	Cologno Monzese (MI)
The Netherlands
Corporate Express Nederland BV	Zwolle
Corporate Express Document Automatisering BV	Rotterdam
Jonkers International BV	Sneek
DocVision BV	Veldhoven
Samas Universal Office Supplies BV
Aarts & Co BV
Dawidenko Supplies BV
Addison Technology Europe BV
Dawidenko Export & Logistics BV
Dawidenko International BV
Aspa Kantoorartikelen BV
Dissam BV
Intercambio BV
Poland
Corporate Express Polska Sp.z.o.o.	Gdynia
Sweden
Corporate Express Svenska AB	Boras
—Björsells Cexp AB	Boras
United Kingdom
Corporate Express UK Ltd	Reading
UOS Holding Ltd
Universal Office Supplies Ltd
Office Products Australia Division
Australia
Corporate Express Australia, Ltd. (52%)	Rosebery, NSW
New Zealand
Corporate Express New Zealand, Ltd. (52%)	Nauranga
Paper Merchanting Division
United Kingdom
Robert Horne Group Plc	Northampton
—Robert Horne Paper Company Ltd.	Northampton
—Adhesive and Display Products Ltd.	Northampton
—Pinnacle Film & Board Sales Ltd.	Northampton
—W. Lunnon & Co Ltd.	Lewes
—Sheet and Roll Convertors Ltd.	Slough
—Robert Horne Paper (Scotland) Ltd.	Cumbernauld
—Glenmore Lomond Paper Group Ltd.	Dunfermline
Howard Smith Paper Group Ltd.	Northampton
—Howard Smith Paper Ltd.	Northampton
—Contract Paper Ltd.	Northampton
—Savory Paper Ltd.	Northampton
—Precision Publishing Papers Ltd.	Yeovil
—Trade Paper Ltd.	Barwell
—Howard Smith Paper (Scotland) Ltd.	West Lothian
The M6 Paper Group Ltd	Macclesfield
The Netherlands
Bührmann-Ubbens BV	Zutphen
—Krijt Krommenie BV	Wormerveer
Proost en Brandt BV	Diemen
—Store Office Paper BV	Bergschenhoek
—Velpa Enveloppen BV	Zwijndrecht
Papiergroothandel v/h Riem en Honig BV	Zoetermeer
Deutschmann & Roelants BV	Capelle a/d IJssel
Motif Paper Company (Europe) BV	Amsterdam
Germany
Deutsche Papier Vertriebs GmbH	Augsburg
—D + D Folienservice GmbH	Georgsmarienhütte
—Dirimex Handels GmbH	Ergoldsbach
—Handel für Siebdruck und Werbetechnik Klinger GmbH	Hannover
—Deutsche adp Wilhelm GmbH	Augsburg
Joseph Fröhlen Papiergrosshandlung
—Willi Reddemann Import-Export GmbH	Neuss
France
Buhrmann France Image SAS	Croissy-Beaubourg
—Bellegarde	Saint-Ouen
—Libert	Croissy-Beaubourg
—Carpa ADP	Croissy-Beaubourg
Italy
Polyedra SpA	Settimo Milanese (MI)
Caledonia SrL	Caleppio di Settala
Austria
PaperNet GmbH & Co. KG	Wiener Neudorf
Czech Republic
Ospap velkoobchod papýrem, a.s. (96%)	Prague
Belgium
Epacar NV	Kontich
Denmark
Christian Christensen & Co	Holstebro
J&M Papir A/S (42,5%)	Glostrup
Papernet Scandinavia A/S
USA
Kelly Paper Company	Los Angeles
Spain
Papelco SA (76%)	San Boi de Llobregat
Union Papelera SA (94.5%)	Barcelona
Ireland
Robert Horne Paper (Ireland) Ltd.	Dublin
Contact Papers Ltd.	Dublin
Supreme Paper Company Ltd.	Dublin
Paper Sales Ltd.	Pouladuff
Hungary
Budapest Papir Kft	Budapest
South Africa
Finwood Papers (Pty) Ltd. (68%)	Germiston
Poland
Mercator Papir Sp.z o.o.	Kraków
Portugal
Tulipel-Commércio e Distribui, cao de Papel, LDA	Póvoa de Santa Iria
Slovenia
Alpe Papir d.o.o.	Ljubljana
Sweden
Grafiskt Papper Norden AB	Vällingby
KH FinpappersSpecialisten AB (50%)	Amal
Singapore
Winpac Pte Ltd (50%)	Singapore
Slovakia
Bratislavská papierenská spolocnostspol s.r.o	Bratislava
Croatia
Adria Papir d.o.o.	Zagreb
International trade
Singapore
VRG Paper Asia Pte Ltd	Singapore
Malaysia
VRG Paper (Malaysia) Sdn Bhd	Petaling Jaya, Selangor
Hong Kong
VRG Paper Hong Kong Ltd	Hong Kong
The Netherlands
Tricom Paper International BV	Amsterdam
Representative Offices in China	Shanghai, Beijing
Representative Office in Taiwan	Taipei
Graphic Systems Division
Belgium
Plantin NV	Brussels (Evere)
Greece
BTI-Hellas A.E.E.	Peristeri
Italy
Macchingraf SpA	Ospiate di Bollate (MI)
Macchingraf-Sud SpA	Pomezia
The Netherlands
Tetterode-Nederland BV	Amsterdam
Spain
Maquinaria Artes Gráficas Hartmann, SA	Cornella de Llobregat
Other
Belgium
Buhrmann Europcenter NV	Wellen
Luxembourg
Buhrmann Silver SA	Luxembourg
Buhrmann Luxembourg SARL	Luxembourg